EXHIBIT 10.23

                           CATALOG LICENSE AGREEMENT

          This License Agreement (the "Agreement") is made and entered into this 12th, day of June 2003, by and between: Pleasure Productions, Inc. and Pleasure Licensing, LLC, 59 Lake Drive, Hightstown, NJ 08520 (individually and collectively "Licensor") and COLORADO SATELLITE BROADCASTING, INC., 7007 Winchester Circle, Suite 200, Boulder, CO 80301 ("CSB" or "Licensee") with reference to the following facts and circumstances:

          WHEREAS, Licensor owns or otherwise controls certain rights to certain motion pictures intended for viewing by adult audiences, a list of which such motion pictures is attached hereto as Exhibit "A" and incorporated herein by this reference.

          WHEREAS, Licensee performs, displays and broadcasts motion pictures and other content intended for viewing by adult audiences; and

          WHEREAS, Licensee desires to obtain from Licensor, and Licensor desires to grant to Licensee, the right to publicly perform, display and broadcast up to two thousand (2,000) of said motion pictures to be selected by Licensee from those listed on Exhibit "A", subject to the terms and conditions set forth herein, it being understood that a list of the motion pictures selected by Licensee shall be attached hereto as Exhibit "B" once such selections have been made by Licensee.

          NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, the parties agree as follows:

1.        DEFINITIONS

          As used in this Agreement, certain capitalized terms not otherwise defined in the body of the Agreement shall have the following meanings:

          1.01 "Cable Systems" means systems by which Content is delivered to addressable subscribers for display on television receivers or video monitors located in Private Dwellings by Satellite Master Antenna Television system, Multipoint Distribution system, Multichannel Multipoint Distribution system, Local to Multipoint Distribution system, and Open Video System (as all such terms are commonly utilized in the industry or defined herein) now known or hereafter created or discovered, whether such Content is provided at some times, at all times, or upon demand, for free or for consideration, and regardless of the billing or payment method (if any) used.

          1 .02 "Content" means text, graphics, photographs, video, audio and/or other data or information contained in, identified as or related to a Title.

          1 .03 "Documentation" means (i) any and all documentation required by U.S. law or regulation, including without limitation copies of photo identification reflecting the age of each individual appearing in each Title at the time of production to the extent required by law, and all related documentation required by 18 U.S.C. ss.2257 and 28 C.F.R., Part 75, as amended from time to time; (ii) all chain-of-title documentation, including without limitation Certificates of Registration of Copyright and license agreements, in Licensor's possession or control; and (iii) talent releases containing all customary consents, representations, and waivers (including without limitation waivers of claims based on rights of privacy, publicity, and false light) signed by each individual appearing in each Title, in Licensor's possession or control. For purposes of delivery of Documentation to Licensee hereunder, Licensee shall not require Licensor to deliver the chain of title documents set forth above in this section 1.03 (ii) unless (x) Licensee, in its good faith business judgment, determines that such chain of title documents are necessary or desirable in order for Licensee to comply with any law or regulation, for use in connection with any actual or threatened regulatory action or inquiry, or lawsuit or inquiry of a customer or (y) in the event Licensee makes a reasonable request (other than in the situations set forth in clause (x) above) for such chain of title documents and Licensor consents to deliver such documents, which consent shall not be unreasonably withheld. Licensor acknowledges that if such request is made in connection with a Change of Control (as defined in Section 16 hereof) such request by Licensee shall be deemed reasonable.

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           1 .04 "Download" means to copy data from a source to a peripheral device.

           1.05 "Dub" means the best quality version of a Title that is available to Licensor in the format set forth on Exhibit "A" hereto for such Title or a first generation copy of such version.

           1 .06 "Exhibit" or "Exhibition" means to publicly perform, display, broadcast cm transmit Content.

           1 .07 "Internet" means the global network of interconnected computer networks utilizing the Transmission Control Protocol/Internet Protocol (TCP/IP), and/or such other standard network interconnection protocol(s) as may be adopted from time to time, to transmit Content to a computer or other digital electronic device for display to an end user, whether such Content is delivered through online browsers, offline browsers, "push" technology, "on demand" technology, electronic mail, streaming media, satellite, wireless or cellular device, cable, or otherwise, and including without limitation Content provided to end users for free or for consideration; at some times, all times or upon demand; and regardless of the billing or payment method (if any) used. Delivery of Content via the "Internet" shall also mean and refer to Content delivered to and displayed on devices or computers, whether hand-held or portable or not, utilizing extensible markup language (XML).

           1 .08 "Person" means any natural person, legal entity, or other organized group of persons or entities. (All pronouns, whether personal or impersonal, which refer to Persons, include natural persons and other Persons.)

           1 .09 "Private Dwellings" means: (i) residential dwellings (including but not limited to houses, private residential apartments, cooperatives, condominiums, and mobile homes); (ii) individual private rooms and bars and lounges in hotels and motels, inns and lodges and other venues; and (iii) other locations and institutions not accessible to the general public such as corporations, firms, penal institutions, oil rigs, military bases, ships, dormitories, fraternity and sorority houses, hospitals, nursing and convalescent homes, schools and libraries.

           1.10 "Satellite Systems" means systems by which Content is delivered via satellite transmission for display on television receivers or video monitors located in Private Dwellings, including without limitation Content delivered by or through Digital Broadcast Satellite systems, C-Band Satellite Direct to Home systems (as all such terms are commonly used in the industry) now known or hereafter created or discovered, and scrambled low power television stations.

           1.11 "Stand Alone Systems" means systems whereby Content is delivered to a system operator on tape or other technology, and the tape or other technology now known or hereafter created and is inserted in a playback system at the system headend for delivery or otherwise delivered over a closed network utilizing fiber optic, twisted pair, coaxial cable and/or other technology for display on television receivers or video monitors located in Private Dwellings.

           1.12 "Still Images" means images relating to a Title contained in the following media or medium which Licensor possesses or creates during the Term hereof: negatives, prints, transparencies, slides, chromes, and digital images in any and all formats (including, without limitation, VHS, DVD and/or any other technical formats) and/or transfer protocols now known or hereafter created or discovered, depicting, or promoting a Title and any Persons appearing in a Title whether such images are actually depicted in a Title or created separately for the purposes of advertising and/or publicizing a Title.

           1.13 "Term" means the term specified in paragraph 3.01 below and any extensions agreed to by the parties hereto in accordance with the terms hereof.

           1.14 "Title" means each motion picture or motion picture segment of any length listed or otherwise identified with reasonable particularity in Exhibit "B" which will be attached hereto and o incorporated herein by this reference, including all Versions of each such Title existing as of the date

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hereof and any Versions created by Licensee hereunder that do not include any material or content not contained in any Title, Version existing as of the date hereof or otherwise provided by Licensor to Licensee pursuant to this Agreement.

          1.15 As to each Title, "Territory" means all countries in North America, Central America and South America including the respective territories, possessions, and commonwealths of all such countries, except with respect to the exercise of the Rights in connection with the Internet, in which case "Territory" shall refer to the entire universe.

          1.16 "Version" means any version of a Title existing as of the date hereof and/or which is created by Licensee from a Dub, including but not limited to the following:

              A. X Version: traditionally referred to a "soft cable master"; contains no explicit sex material, male erections or close-ups of male and/or female genitalia,

              B. XX Version: shows male erections and/or close-ups of male and/or female genitalia but no extreme close-ups, anal penetration and/or ejaculations, and

              C. XXX Version: the least-edited or unedited standard, including extreme close-ups, anal penetration and ejaculation.

          1.17 "Video on Demand (VOD)" shall mean the Exhibition delivered by all means know known or hereafter discovered including but not limited to the Internet, Satellite Systems, Cable Systems and/or Stand Alone Systems capable of video storage which in turn enables Subscribers to manipulate the Exhibition of Titles at the Subscriber's discretion including but not limited to pausing, reversing, forwarding and stopping the Exhibition.



2. GRANT OF RIGHTS

          2.01 For each Title, Licensor hereby grants to Licensee, in the Territory during the License Period (as defined below) and subject to the terms and conditions contained herein:

                   (a) The exclusive right and license, in the United States, and its territories, possessions and commonwealths to Exhibit the Title and/or any excerpts therefrom or Versions thereof (whether existing now or created by Licensee in accordance with the terms hereof) by means of Satellite Systems and Cable Systems (including, without limitation, the exclusive right and license to Exhibit the Title and/or any excerpts therefrom or Versions thereof (whether existing now or created by Licensee in accordance with the terms hereof) via VOD and the Internet delivered by Satellite Systems and Cable Systems) whether such means are now known or hereafter devised;

                   (b) The non-exclusive right and license, outside the United States, and its territories, possessions and commonwealths but within the Territory, to Exhibit the Title and/or any excerpts therefrom or Versions thereof (whether existing now or created by Licensee in accordance with the terms hereof) by means of Satellite Systems and Cable Systems (including, without limitation, the non-exclusive right and license to Exhibit the Title and/or any excerpts therefrom or Versions thereof (whether existing now or created by Licensee in accordance with the terms hereof) via VOD and the Internet delivered by Satellite Systems and Cable Systems) whether such means are now known or hereafter devised;

                   (c) The non-exclusive right and license throughout the Territory to Exhibit Titles and/or any excerpts therefrom or Versions thereof (whether existing now or

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          created by Licensee in accordance with the terms hereof) by all means now known or later discovered via Stand Alone Systems and the Internet, with the understanding that for purposes of the Internet, the Territory shall be deemed to be the entire universe, subject in the case of Internet rights to the provisions of Section 2(h) below;

(d) The non-exclusive right and license to duplicate each Title and to distribute such Title, to and only to the extent necessary or desirable to effectuate the Exhibition and exploitation of that Title in accordance with the terms hereof;

(e) The non-exclusive right to advertise, promote and publicize Licensee's Exhibition of the Titles and all matters relating thereto in all media and/or medium now known or hereafter devised, to use Still Images and/or excerpts from the Titles in connection with such advertising, promotion, and publicity and to market, advertise, promote and publicize Licensee's exhibition of Titles and Still Images;

(f) In connection with the exercise of the other Rights hereunder, the non-exclusive right to use the names and likenesses of all Persons appearing in the Titles and the Still Images, and the names of those persons who rendered services in connection with the Titles;

(g) The non-exclusive right to change the name of a Title, and the non-exclusive right to edit and modify each of the Titles hereunder in order to create derivative Versions of each of the Titles including, without limitation, XX Versions of each Title and any variations of such Versions in Licensee's discretion; the non-exclusive right to include one or more segments from a Title and to combine same with one or more segments from another Title or from segments of motion pictures not subject to this Agreement in order to create a new compilation work (herein referred to as a "Clip"), it being understood that Licensee shall have the right to distribute, market, advertise, promote, publicize, Exhibit and otherwise exploit any such Clip on the same basis and subject to the same terms that apply to Titles and Versions hereunder; provided, however, Licensee shall not change the existing name title of the Titles to a new name title that includes the name "Pleasure" (other than the use of the word pleasure in a manner that could not be reasonably construed to refer to the company name Pleasure) or any other trademark or trade name now owned or controlled by Licensor listed on Exhibit "C" attached hereto and incorporated herein by this reference without the prior written consent of Licensor; nor shall Licensee use the name "Pleasure" or any other tradename or trademark listed on Exhibit "C" to identify any Clip unless such Clip is comprised solely of segments from Titles licensed hereunder and/or licensed pursuant to that certain New Release License Agreement between the parties of even date herewith; and

(h) The right to sublicense any of Licensee's rights hereunder (other than the rights contained in Section 2(g) hereunder to edit and modify Titles and include one or more segments in order to create a Clip) for the purpose of distribution, promotion, advertising, publicizing, marketing, Exhibition and exploitation of each Title or any Version or portion thereof; provided, however, no such sublicense shall be for a term beyond the License Period and Licensee shall not otherwise grant any rights with respect to a Title, Version or portion thereof which exceed the Rights Licensee has with respect to such Title, Version or portion thereof pursuant to this Agreement. Except as provided in the immediately succeeding two sentences Licensee shall have no right to sublicense any Right relating to the Internet or otherwise provide others with access to the Titles, Versions or portions thereof through the Internet. Subject to the proviso contained in the first sentence of this Section 2(h), Licensee shall be permitted to grant a sublicense related to the Internet or otherwise provide others with access to any of the Titles, Versions or any portion thereof through the Internet provided (x) pursuant

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          to such sublicense or other access parties can only access such
          Titles, Versions or portions thereof through the servers of Ten.com or a successor, derivative or mirror site of Ten.com that has a substantially similar platform as Ten.com, as such may be changed from time to time and (y) such sublicense or other access relates to a majority of content on or available on Ten.com or such other site other than the Titles, Versions or any portion thereof. Notwithstanding the foregoing, Licensee shall not resell, sublicense or otherwise permit access to the Titles, Versions or any portion thereof through the Internet to any webmaster, third party aggregator or content provider or any other party other than (a) any of the foregoing who provide access to consumers through a Ten.com, as such may be changed from time to time, or (ii) Cable System, Satellite System or Stand Alone System operators.

          All of the rights granted under this Section may be referred to collectively as the "Rights."

          2.02 Notwithstanding anything to the contrary contained herein, Licensor hereby specifically reserves any and all rights, which are not specifically granted hereunder. The parties acknowledge and agree that the grant of Rights hereunder shall be subject to and limited by any preexisting license or similar right granted to any third party by any party from which Licenser acquired rights to the Tiltes, Versions or Still Images. Without limiting the generality of the foregoing, Licensor specifically reserves the right (and Licensee shall have no right in any manner) to sell or distribute Titles in videocassette or digital versatile disk (DVD) formats for sale or resale to third parties. Additionally, Licensee covenants and agrees that if in connection with any exercise of the Rights hereunder any third party is permitted or has the ability to download any Title, Version, excerpt therefrom or any Still Image, Licensee shall use commercially reasonable efforts to ensure that such Title, Version, excerpt or Still Image, as the case may be, contains coding or other adequate technology to provide that access to such information by any such third party is terminated within 30 days from the date of delivery to any such third party; provided, however, Licensor hereby acknowledges and agrees that even if Licensee makes such efforts, there is no guarantee that such efforts will be effective in terminating such information within any such time frame because of technology which may now exist or hereafter be devised. Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that if and to the extent Stand Alone Systems can be accessed through any technology now known or hereafter created or discovered that is or could be deemed to be within the definition of Cable Systems and/or Satellite Systems, notwithstanding the grant of exclusive Rights in Section 2.01(a) hereof, Licensor or its sublicensees or assignees shall have the right to use such technology in connection with accessing Stand Alone Systems. Pleasure acknowledges that an inadvertent breach by CSB of the restrictions contained in the proviso of the first sentence of Section 2(h) shall not, in and of itself, be cause to terminate or vitiate this entire Agreement.

          2.03 Both Parties acknowledge and agree that except for Licensee's exercise of the Rights during the Term and each applicable License Period hereof in accordance with the terms and conditions hereof, Licenser shall own all right, title and interest in and to all Titles, Still Images, Versions and excerpts thereof (but excluding any segments of Clips which are not subject to this Agreement), including without limitation rights of trademark and copyright and nothing herein shall be construed to grant Licensee any ownership rights, rights to sublicense (except as provided in Section 2.01(h) hereof) or similar rights in and to the Titles, Still Images, Versions or any excerpts thereof.

3. LICENSE PERIOD; TERM

          3.01 The term of this Agreement and the period of time in which Licensee and/or its permitted assignees or sublicensees may exercise the Rights shall be for a period commencing on the date hereof and extending up through and that date that is five years and six months from the date hereof (the "Term" or the "License Period"). The parties agree to comply with the delivery, selection and licensing process to take place in accordance with paragraph 5 below and to use their good faith efforts to complete said process no event later than that date which is fifteen months from the date hereof.


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          3.02 Licensee agrees that upon termination of the applicable License
Period for a particular Title it shall, at its sole cost and expense, destroy or return (in Licensee's discretion) to Licensor all copies of Still Images and Dubs in its or its sublicensee's possession, provided however with respect to Dubs in lieu of destroying or returning such Dubs, Licensee may efface all Dubs provided Licensee shall upon request of Licensor provide Licenser with (i) a certificate executed by a third party or by an officer of Licensee confirming that such effacing has occurred or (ii) any other commercially reasonable evidence satisfactory to Licensor.

4.        CONSIDERATION

          4.01 The parties acknowledge and agree that they have each delivered to the other fair and adequate consideration for this Agreement including, without limitation, the execution and delivery of the Settlement Agreement dated as of the date hereof to which this Agreement is attached as "Exhibit 6" and all terms, provisions and consideration contained in said Settlement Agreement.

5. DELIVERY OF TITLES

          5.01 Licenser shall have the following obligations at its own cost and expense except where otherwise specified:


             (a) Licensor shall be obligated to deliver to Licensee, within ten (10) business days of Licensee's written request, up to two hundred (200) screening VHS tapes from those motion picture Titles listed in Exhibit "A" ("Screeners") as requested by Licensee for Licensee's review. Licensee shall have a period of thirty (30) days from Licensee's receipt of same within which to select and/or identify which of such Titles it wishes to make its own copies from the Dubs. For purposes hereof "Edit Dubs" shall mean those Titles Licensee has selected and/or identified as Titles of which it wishes to make its own copies from Dubs. Licensee shall then have the right to make the Edit Dubs itself or select a third party facility to do so, and it is presently contemplated that Licensee will request New Age Conversions, a studio located in North Hollywood, California ("New Age"), to make the Edit Dubs, although Licensee shall not be obligated to do so. Licenser agrees to deliver Dubs of Titles selected to Licensee, New Age, or any other third party facility chosen by Licensee within ten (10) business days of Licensee's written instructions for the purpose of making Edit Dubs. Once the Edit Dubs are made and reviewed by Licensee, Licensee shall identify each such Edit Dub as either a Broadcast on a Non-Broadcast Title, in its discretion. Licensee shall then instruct New Age (or any other applicable third party facility) to duplicate each Non-Broadcast Title identified by Licensee and to ship same directly to the offices of Licensee located in Boulder, Colorado; and Licensee shall also instruct New Age (or any other applicable third party facility) to marshal and deliver each Broadcast Title identified by Licensee directly to Pegasus Post, a facility located in Chatsworth, California ("Pegasus") or to any other third party selected by Licensee. The foregoing process shall be repeated every thirty (30) days until such time as Licensee has selected all Titles it desires from Exhibit "A" but in no event shall Licensee select more than two thousand (2,000) motion pictures to become Titles hereunder and in no event may Licensee request more than two hundred (200) Screeners in any thirty day period. Licensee shall endeavor to select Titles in such a manner so it requests blocks of no less than fifty (50) Titles at a time and that not more than one hundred fifty (150) of Licensor's Dubs are out of Licenser's possession during each of the aforesaid thirty (30) day periods. Licenser shall not be obligated to comply with such request for additional Dubs if Licensee has not returned to Licenser at least fifty (50) Dubs which were the subject of any prier request; and Licensee shall pay all costs and expenses of redelivering all Dubs to Licensor and all costs of copying and duplicating Dubs.

             (b) Licensor's failure to meet its delivery obligations in a timely manner (other than an inadvertent, non-material failure) as set forth above shall be deemed to be a

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                          breach of this Agreement unless Licenser cures such
                          failure within fourteen (14) business days following the date which Licensee gives Licensor written notice of such failure. Provided Licensor delivers all of the Screeners and Dubs to Licensee in a timely manner in compliance with the foregoing provisions (other than a non-material, inadvertent failure), Licensee may not select any Screeners from Exhibit "A" and accordingly no additional motion pictures will become Titles after the date which is fifteen (15) months following the date hereof. Licensee agrees that in the event of an inadvertent, non-material failure of Licenser to meet its delivery obligations in Section 5.01(a) the fifteen (15) month period described above shall be extended for a period of time equal to the aggregate period of time of all such delivery failures that exceed five (5) business days after Licensor receives notice of such failure.

             (c) Licensor, upon the written request of Licensee, shall, not later than fifteen (15) business days after receipt of such written request, deliver to Licensee
                          (i) an 18 USC 2257 Statement Of Compliance for a Title, executed by the Custodian of Records, (ii) a talent release executed by each performer in a Title, if and to the extent such talent release is available and (iii) one (1) trailer in XXX and cable version for each Title, if and to the extent available;

          5.02 Upon loss, theft or destruction of any Dub provided by Licensor while in the possession of Licensee, Licensee shall promptly advise the Licenser of such loss, theft or destruction by affidavit setting forth the facts thereof and will provide Licenser a replacement of such Dub at Licensee's sole cost, if requested by Licenser. If at any time hereunder an Edit Dub or a Dub is lost, stolen or destroyed, Licensor agrees to provide Licensee (or its authorized representative) access to the Dub (or a new Dub), if available, at no cost in order for Licensee to make a new Edit Dub, and the actual cost of making such new Edit Dub shall be borne by Licensee. If Licenser delivers an original edition of the source material of an individual Title (or Licensor's only copy of an individual Title for which the source material is damaged or no longer exists), Licenser shall assume the risk and take sole and full responsibility for any loss, theft or destruction of same while in the possession or control of Licensee or any facility utilized by Licensee.

     6. REPRESENTATIONS AND WARRANTIES

          6.01 Licensor hereby represents and warrants to Licensee that (i) all persons depicted in each Title were 18 years of age or older at the time each Title was produced, (ii) it has the right and power to grant all Rights granted to Licensee hereunder, (iii) it has obtained all consents, approvals and licenses from all actors, musicians and other persons who provided services in connection with or appear in a Title or entity whose products appear in a Title,
(iv) all costs of production of each Title, and all artists, actors, musicians and persons rendering services in connection with the production of each Title have been or will be paid any sums due to them by Licenser, and (v) Licenser has acquired all music rights and music clearances which are required with respect to the music contained in each Title and that no supplemental or additional use payments shall be required with respect to the Exhibition and exploitation of any Title and/or any advertising or promotion thereof which contains the music embodied in any Title.

          6.02 Licensee represents and warrants to Licenser that it has and/or will obtain and maintain all required licenses, permits and approvals, if any, for Licensee's direct Exhibition of each Title and for the exercise of Licensee's Rights hereunder.

          6.03 Licensor represents and warrants that (i) it has the right to grant all Rights granted to Licensee hereunder; (ii) it has not as of the date of this Agreement, and will not during the Term and applicable License Period assign, license, pledge, or otherwise encumber, restrict or otherwise take action that would diminish the Rights granted to Licensee hereunder; (iii) to its knowledge no third party from whom Licensor has acquired any Titles, assigned, licensed, pledged, or otherwise encumbered, restricted, or otherwise took any action that would diminish the Rights granted to Licensee hereunder and to Licenser's knowledge there is no threatened, pending or active claim or suit with respect to the same, (iv) neither the Titles, the Documentation, nor any parts thereof, nor any materials contained therein or

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synchronized therewith, nor the exercise of any Right granted hereunder, violates or will violate or will infringe any contract or agreement to which Licensor is a party, any trademark, trade name, copyright (whether common law or statutory), patent, literary, artistic, or dramatic right or right of privacy of (or slanders, libels or is defamatory with respect to) any person, firm, corporation, or association whatsoever or, (v) all Titles were produced in accordance with applicable work place safety laws and other laws and regulations requiring a permit or other approval to use a specific set or location and (vi) to Licenser's knowledge Licensor has not received any written notice from a state or federal regulatory agency or authority that any Title is in violation of obscenity laws.

          6.04 EXCEPT AS SPECIFICALLY SET FORTH HEREIN, AND WITHOUT LIMITATION OF ANY REPRESENTATIONS AND WARRANTIES MADE BY LICENSOR AND LICENSEE IN THIS AGREEMENT, ALL WARRANTIES, EXPRESS OR IMPLIED ARE EXPRESSLY EXCLUDED AND DECLINED BY LICENSOR OR LICENSEE, AS THE CASE MAY BE.

          6.05 Licenser acknowledges and agrees that notwithstanding the grant of Rights hereunder Licensee has no obligation to Exhibit, promote, publicize, market or otherwise exploit the Titles or Still Images. Accordingly, Licensor will have no claim against Licensee based solely upon a failure of Licensee to Exhibit, promote publicize, market or otherwise exploit the Titles or Still Images or any particular Title or Still Image.

7.        INDEMNIFICATION

          7.01 Licenser agrees to fully indemnify and hold Licensee and its directors, officers, members and agents harmless from and against any proceeding, action or claim that may arise out of or relate to the breach by Licenser of any representation or warranty hereunder, including, but not limited to, any and all damages, claims, losses and/or expenses (including reasonable attorneys' fees and costs) incurred by Licensee arising out of any such proceeding, action or claim.

          7.02 Licensee agrees to fully indemnify and hold Licensor and its directors, officers, members and agents harmless from and against any proceeding, action or claim that may arise out of or relate to the breach by Licensee of any representation or warranty hereunder or any material or content added to a Title or Version which is deemed to violate any applicable obscenity laws including, but not limited to, any and all damages, claims, losses and/or expenses (including reasonable attorneys' fees and costs) incurred by Licenser arising out of any such proceeding, action or claim.

          7.03 Licensee agrees to fully indemnify and hold Licensor and its directors, officers, members and agents harmless from and against any proceeding, action or claim that may arise out of any content added to a Title or Version by Licensee, other than content of Licenser, including but not limited to, any and all damages, claims, losses and/or expense (including reasonable attorneys' fees and costs) incurred by Licensor arising out of any such proceeding, action or claim.

          7.04 In the event of any claim, action, or proceeding for which a party hereunder is entitled to indemnity under Section 7, the other party (an "Indemnifying Party"), shall have the right to defend the same through counsel of its own choosing at its sole expense, and the Indemnifying Party shall indemnify and hold harmless the other party, including any of its officers, directors, partners, employees, and agents, from and against any and all damages, claims, losses, or expenses (including reasonable attorneys' fees) incurred in connection therewith.

8. FORCE MAJEURE

          Neither party shall be liable or responsible for any failure or inability to perform or delay caused by reason of one or more so-called "force majeure" contingencies (e.g. any act of God, fire, earthquake, strike, labor disturbance, civil commotion, acts of government, it's agencies, or governmental officers, any order, regulation, ruling or action of any labor union or association effecting a party hereto or the industry in which such party is engaged, delays in the delivery of materials or supplies, satellite transponder failure, terrorist attack, any act of sabotage, etc.). The Term of this Agreement and any applicable License Period for a particular Title shall be extended hereunder for a period equal to the duration of any such contingencies to the extent that such contingencies interfere with or disrupt Licenser's ability to perform its obligations hereunder or interfere with Licensee's exercise of its Rights hereunder. In the event any such force majeure contingency, the effected party shall promptly notify the other party in writing of same and the parties will determine in good faith the amount of time, if any, that the Term of this Agreement and any applicable License Period for a particular Title shall be extended in accordance with the terms of this paragraph 8.

9. SEVERABILITY

          Subject to this section, if any provision of this Agreement or the application thereof to any party or circumstance shall, to any extent, be invalid and/or unenforceable, the remainder of this Agreement and the application of such provision to any other parties or circumstances other than those as to which it is held invalid and/or unenforceable, shall not be affected thereby, and each such other term and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law.

10. FURTHER DOCUMENTS

          The Licenser and Licensee shall promptly execute, acknowledge, and deliver or promptly procure the execution, acknowledgment and delivery of any and all further assignments, agreements and instruments, which may be deemed necessary or expedient to effectuate the purposes of this Agreement.

11.       WAIVERS

          No waiver by either party of any breach or default under this Agreement shall be deemed to be a waiver of any proceeding or subsequent breach or default.

12.       NOTICES

          12.01 All notices or remittances which either party may wish to serve or may be required to serve on the other under this Agreement shall be in writing, and shall be served by personal delivery thereof, or by prepaid certified mail, return receipt requested, or by prepaid overnight air express delivery, addressed to the respective parties at their addresses set forth below, with a copy transmitted by email (provided that all written requests to provide Screeners and Dubs pursuant to Section 5.01(a) need only be delivered by e-mail) to MKMAINMAN@AOL.com and Debbie@PleasureProductions.com), to the following individuals:

          (a) If to Licensee, to

                           Colorado Satellite Broadcasting, Inc.
                           7007 Winchester Circle, #200
                           Boulder, CO 80301
                           Attn:  Michael Weiner
                           mweiner@noof.com

                           With a copy to:

                           Frank W. Visciano, Esq. Luis Toro, Esq.
                           Senn Visciano Kirschenbaum P.C.
                           1801 California Street, #4300 Denver, CO 80202 fvisciano@sennlaw. corn ltoro@sennlaw.com

          (b) If to Pleasure, to

                           Pleasure Licensing, LLC

                           Pleasure Productions, Inc.
                           59 Lake Drive
                           P.O. Box 946 Hightstown, NJ 08520
                           Attn: Michael
                           Koretsky mkmainman@aoI.com

                           With a copy to:

                           Ira Rosenau, Esq. and Barry J. Siegel, Esq.
                           KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS
                           260 5. Broad Street
                           Philadelphia, Pennsylvania 19102
                           irosenau@klehr.com
                           bsiegeI~klehr.com



          The above persons' addresses, attorneys, and emails to which notices will be sent pursuant to this Settlement Agreement may be changed by any party by giving ten (10) days' notice in writing to the other Parties specified in Subparagraph (a) above. The parties acknowledge and agree that in the event of any breach or alleged breach of this Agreement, each party will give the other party written notice of such breach or alleged breach and such party shall have twenty-one (21) business days (except as specifically provided herein to the contrary) to cure such breach. If such party cures such breach or alleged breach within such period then the other party will have no claim for damages or cause to terminate the term of this Agreement as such relates to such breach or alleged breach.

13. RELATIONSHIP OF THE PARTIES

          Nothing contained in this Agreement shall be deemed to constitute either of the parties a joint venturer, partner, or agent of the other. Neither party shall hold itself out contrary to the terms of this Agreement and neither party shall become liable by reason of any representation, act or omission of the other contrary to the provisions hereof.

14. ENTIRE AGREEMENT

          This Catalog License Agreement, together with that certain Settlement Agreement between the parties referred to in paragraph 4 above, and that certain New Release License Agreement dated as of the date hereof between the parties, contain the full and complete understanding between the parties hereto and supersedes all prior understandings, whether written or oral, pertaining to the subject matter hereof and cannot be modified except by a written instrument signed by the parties hereto.

15. APPLICABLE LAWS

          This Agreement shall be governed by the laws of Colorado and the federal laws of the United States of America applicable therein. In the event of any dispute between the parties, the prevailing party shall be entitled to recover all costs (including reasonable attorneys' fees) from the other party. The parties agree that any dispute shall be resolved in the state or federal courts of the United States, as may be applicable, located in Denver, Colorado, Philadelphia, Pennsylvania or New Jersey provided such court determines that subject matter jurisdiction is appropriate and the parties do hereby submit themselves to the sole and exclusive venue and jurisdiction of such courts located in Denver, Colorado, Philadelphia, Pennsylvania or New Jersey without protest or challenge.

16.       ASSIGNMENT

          Except as specifically provided in Section 2.01(h), neither party may assign, sublicense or convey this Agreement or any part thereof without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided, however, either party may assign their rights and obligations hereunder (i) in connection with a merger, consolidation or similar transaction where shareholders of such party prior to such merger, consolidation or similar transaction will own less than fifty percent (50%) of the voting power after such merger, consolidation or other transaction, (ii) in connection with a sale of all or substantially all of their assets or (iii) to a majority-owned subsidiary or an entity which owns a majority of the voting power of such entity (a "Change of Control"). Pleasure agrees that in the event it assigns its obligations hereunder on or prior to that date which is fifteen (15) months after the date hereof, it shall guarantee the performance by such assignee of the obligations to deliver Dubs and Screeners as provided in Section
5.01 hereof.

17.       COUNTERPARTS

          This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

18. PARTIES BOUND BY AGREEMENT

          This Agreement is binding upon the parties hereto and upon their respective successors and permitted assigns.


          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of June 12, 2003.

LICENSEE; COLORADO SATELLITE                  LICENSOR: PLEASURE LICENSING, LLC
BROADCASTING, INC.

/s/ Michael Weiner                            /s/ Frank Koretsky
---------------------------------             ---------------------------------
By: Michael Weiner                            By:




                                              PLEASURE PRODUCTIONS, INC.

                                              /s/ Frank Koretsky
                                              ---------------------------------

Exhibit "C"


PLEASURE LIMITED EDITIONS
PLUM LIMITED EDITIONS
PLEASURE PRODUCTIONS(R)
PLEASURE FOREIGN
HIP VIDEO(R)
HEAT SEEKER VIDEO(R)
TOP HEAVY PRODUCTIONS(R)
TORRID VIDEO
AUSTRALIAN EROTICA
PARLIAMENT VIDEO
PHANTOM VIDEO
HORNE BOI PRODUCTIONS
SCANDINAVIAN VIDEO PRODUCTIONS
PLEASURE'S NASTIES MOMENTS(R)
VALLEY GIRL COLLECTION
OUTLAW PRODUCTIONS
AL BORDA VIDEO
AL BORDA FOREIGN
PLUM PRODUCTIONS(R)
WESTERN VISUALS
LAS VEGAS VIDEO
TOPPERS(R)
ROSEBUD PRODUCTIONS
ARMAGEDDON ENTERTAINMENT
MAYt ZANE PRODUCTIONS
BEDTIME PRODUCTIONS
TORI WELLS/PAUL NORMAN
IN HAND VIDEO
SUN FILMS
STREET TRASH VIDEO
HARDON PRODUCTIONS
NEW VISION VIDEO(R)
AUGUST WEST PRODUCTIONS
DUNGEON VIDEO INTERNATIONAL
GRIND `EM OUT PRODUCTIONS
IN FURS PRODUCTIONS
SHACKLE VIDEO
BRUCE 7
                                       By:













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